NEWS RELEASE
FOR IMMEDIATE RELEASE

Berry Plastics Group, Inc. Announces New Business Structure

Creation of three market-focused divisions allows Company to best serve customers, drive future growth, and maximize shareholder value

EVANSVILLE, Ind. – November 13, 2015 – Berry Plastics Group, Inc. (NYSE:BERY) today announced a new streamlined business structure which organizes the Company into three market-focused divisions, designed to allow the Company to best serve its customers, drive future growth, and maximize shareholder value.  The new divisions are:  Health, Hygiene, and Specialties; Consumer Packaging; and Engineered Materials.

“I am extremely excited about the transformation taking place at Berry Plastics.  The new organization streamlines the Company while aligning our businesses closely with the markets that we serve,” said Jon Rich, Berry Plastics’ Chairman and CEO.  “I am confident that this new structure will allow us to best integrate the newly acquired AVINTIV business into Berry Plastics and accelerate the strategic growth of the Company, while strengthening the service we provide to our customers and the value we create for our shareholders.”

The new business structure will be led by experienced leaders from the heritage Berry Plastics and AVINTIV organizations.  The divisions and leaders in the new structure are:

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Health, Hygiene, and Specialties – The Health, Hygiene, and Specialties Division will consist of the newly acquired AVINTIV business, in addition to Berry Plastics’ heritage flexible packaging personal care and medical product lines that were previously part of the Company’s Flexible Packaging Division.  The Health, Hygiene and Specialties Division will be led by Scott Tracey, currently AVINTIV’s North America President.  Tracey joined PGI in 2004 and served as AVINTIV’s Europe/Mideast/Africa President from 2012-2014.

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Consumer Packaging – The Consumer Packaging Division combines Berry Plastics’ heritage Rigid Open Top and Rigid Closed Top divisions, the flexible packaging food and consumer product lines that were formerly part of the Company’s Flexible Packaging Division, and the shrink film product lines that were formerly part of Berry Plastics’ Engineered Materials Division.  Tom Salmon, currently President of the Rigid Closed Top Division, will now lead the Consumer Packaging Division.  Salmon joined Covalence, a predecessor company of Berry, in 2006 and served as President of Berry Plastics’ Engineered Materials Division from 2006-2014.

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Engineered Materials – The Engineered Materials Division combines Berry Plastics’ historical Engineered Materials Division and its Flexible Packaging converter product line, except for the shrink film products that are moving to Consumer Packaging. Curt Begle will continue in his role as President of Engineered Materials. Begle began his career with Berry Plastics in 1999 and served as President of the Company’s Rigid Closed Top Division from 2009-2014.

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With the announcement of Berry Plastics’ new business structure, current AVINTIV President and CEO, Joel Hackney has chosen to leave Berry Plastics to pursue other opportunities.  We thank him for his strong leadership and significant accomplishments in building AVINTIV and wish him well in the future.

Berry Plastics completed its acquisition of AVINTIV Inc. on October 1, 2015.

About Berry Plastics
Berry Plastics Group, Inc. is a leading provider of value-added plastic consumer packaging and engineered materials delivering high-quality customized solutions to our customers with $6.7 billion of pro forma net sales in fiscal 2015. With world headquarters in Evansville, Indiana, the Company’s common stock is listed on the New York Stock Exchange under the ticker symbol BERY. For additional information, visit the Company’s website at berryplastics.com.

Forward-looking statements
Certain statements and information included in this release may constitute "forward looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of Berry Plastics to be materially different from any future results, performance, or achievements expressed or implied in such forward looking statements. Additional discussion of factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations is contained in the company’s SEC filings. We do not undertake any obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact:
Dustin Stilwell
812.306.2964
dustinstilwell@berryplastics.com

Media Contact:
Eva Schmitz
812.306.2424
evaschmitz@berryplastics.com